EXHIBIT 23.2


     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Big Sky Transportation Co. (the "Registrant"), of our report dated August 23, 1996, relating to the balance sheets of the Registrant as of June 30, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996, which report appears in the Registrant's Annual Report on Form 10-K for the year ended June 30, 1996.



                                                  /s/ KPMG PEAT MARWICK LLP
                                                  KPMG PEAT MARWICK LLP



Billings, Montana
February 12, 1997